Exhibit 3.2

REINSURANCE GROUP OF AMERICA, INCORPORATED

AMENDED AND RESTATED BYLAWS

EFFECTIVE AS OF NOVEMBER 25, 2008

ARTICLE I. OFFICES

The Corporation may have such corporate offices either in or outside of Missouri, as the Board of Directors may from time to time appoint, or as the business of the Corporation may require. The "principal" office may be designated by the Board of Directors but the location of the Corporation in Missouri shall for all purposes be deemed to be in the city or county in which the "registered" office is maintained. The registered office shall be determined from time to time by the Board of Directors and its identity put on file with the appropriate office of the State of Missouri.

ARTICLE II. SHAREHOLDERS

SECTION 1. Annual Meeting. The annual meeting of the shareholders shall be held on the fourth Wednesday in May in each year, if not a legal holiday, and if a legal holiday, then on the next day not a legal holiday. The day fixed for the annual meeting may be changed in any year, by resolution of the Board of Directors, to another day, not a legal holiday, that the Board of Directors deems appropriate, but this power is subject to applicable limitations of law. At this meeting members of the Board of Directors shall be elected to succeed those whose terms are then expiring and such other business shall be transacted as may properly be brought before the meeting.

SECTION 2. Special Meetings. Special meetings of the shareholders, unless otherwise prescribed by statute or by the Articles of Incorporation, may only be called by the Chairman of the Board of Directors or by the President or by a majority of the entire number of the Board of Directors. The person or persons requesting a special meeting of the shareholders shall deliver to the Secretary of the Corporation a written request stating the purpose of the proposed meeting. Upon such request, subject to any requirements or limitations imposed by the Corporation's Articles of Incorporation, by these Bylaws, or by law, it shall be the duty of the Secretary to call a special meeting of the shareholders, to be held at such time as is specified in the request.

SECTION 3. Place and Hour of Meeting. Every meeting of the shareholders, whether an annual or special meeting, shall be held at 2:00 p.m. central standard time at the principal office of the Corporation or at such other place or time as is specified by proper notice from the Board of Directors and shall continue until declared adjourned by a vote of the shareholders present or by the presiding officer.

SECTION 4. Notice of Meeting. Written or printed notice of each meeting of shareholders stating the place, day and hour of the meeting, and in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than 10 nor more than 70 days before the date of the meeting either personally, by mail, by facsimile or by electronic transmission, by or at the direction of the President, or the Secretary, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid. If given by facsimile or by electronic transmission, such notice shall be deemed to be delivered when transmitted. Attendance of a shareholder at any meeting shall constitute waiver of notice of that meeting except when a shareholder attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

An affidavit of the Secretary or an Assistant Secretary or of the transfer agent or other agent of the Corporation that the notice has been given, whether by a form of electronic transmission or otherwise, shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

For purposes of these Bylaws, written notice shall include, but not be limited to, notice by "electronic transmission," which shall mean any process of communication not directly involving the physical transfer of paper that is suitable for the retention, retrieval and reproduction of information by the recipient.

SECTION 5. Quorum; Adjournment; Postponement. Except as otherwise required by law, the Articles of Incorporation or these Bylaws, a majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. The shareholders present at a meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of such number of shareholders as to reduce the remaining shareholders to less than a quorum.

Whether or not a quorum is present, the presiding officer of the meeting or shareholders holding at least a majority of the outstanding shares represented at a meeting shall have the power, except as otherwise provided by statute, successively to adjourn the meeting to such time and place as they may determine, to a specified date not longer than ninety days after such adjournment without further notice, if the time and place of the adjourned meeting are announced at the meeting at which the adjournment is taken. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally set forth. If the adjournment is for more than ninety days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the place, date and time of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

A shareholder's meeting may be postponed by resolution of the Board of Directors to a specified date up to a date ninety days after such postponement or to another place, provided notice of the place, date and time of the postponed meeting, which may be made by public notice, is given to each shareholder of record entitled to vote at the meeting prior to the date previously scheduled for the meeting.

For purposes of these Bylaws, "adjournment" means a delay in the date, which may also be combined with a change in the place, of a meeting after the meeting has been convened;

"postponement" means a delay in the date, which may be combined with a change in the place, of the meeting before it has been convened, but after the time and place thereof have been set forth in a notice delivered or given to shareholders; and public notice shall be deemed to have been given if a public announcement is made by press release reported by a national news service or in a publicly available document filed with the Securities and Exchange Commission ("SEC").

SECTION 6. List of Shareholders Entitled to Vote. At least ten days before each meeting of the shareholders, a complete list of the shareholders entitled to vote at such meeting shall be prepared and arranged in alphabetical order with the address of each shareholder and the number of shares held by each, which list, for a period of ten days prior to such meeting, shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting, and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof kept in the State of Missouri, shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of the shareholders. Failure to comply with the above requirements in respect of lists of shareholders shall not affect the validity of any action taken at such meeting.

SECTION 7. Proxies. At all meetings of shareholders, a shareholder may vote in person or by proxy executed in writing by the shareholder or by his duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy. Without limiting the manner in which a shareholder may authorize a person to act for the shareholder as proxy, the following shall constitute a valid means by which a shareholder may grant such authority:

(1)       A shareholder or the shareholder's duly authorized attorney-in-fact may execute a writing authorizing another person to act for the shareholder as proxy. Execution may be accomplished by the shareholder or duly authorized attorney-in-fact signing such writing or causing the shareholder's signature to be affixed to such writing by any reasonable means, including, but not limited to, facsimile signature.

(2)       A shareholder may authorize another person to act for the shareholder as proxy by transmitting or authorizing the transmission of a telegram, cablegram, facsimile or other means of electronic transmission, or by telephone, to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram, facsimile or other means of electronic transmission, or telephonic transmission, shall either set forth or be submitted with information from which it can be determined that the telegram, cablegram, facsimile or other electronic transmission, or telephonic transmission, was authorized by the shareholder. If it is determined that such telegrams, cablegrams, facsimiles or other electronic transmissions, or telephonic transmissions, are valid, the inspectors or, if there are no inspectors, such other persons making such determination shall specify the information upon which they relied.

SECTION 8. Voting of Shares. Subject to the rights of any holders of the preferred stock as set forth in the Articles of Incorporation of the Corporation, as amended from time to time, each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.

Provided a quorum is present, the affirmative vote of a majority of the shares represented at a meeting and entitled to vote shall be the act of the shareholders unless the vote of a greater number of shares is required by the Corporation's Articles of Incorporation, by these Bylaws, or by law.

SECTION 9. Voting of Shares by Certain Holders. Shares standing in the name of another corporation may be voted by such officer, agent, or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine.

Shares held by an administrator, executor, guardian, or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

Shares of its own stock held by the Corporation, and unissued shares, shall not be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting. Shares owned by a subsidiary of the Corporation shall likewise not be voted or counted in determining the number of shares outstanding.

SECTION 10. Informal Action by Shareholders. Unless otherwise prescribed by the Corporation's Articles of Incorporation, any action which is required or allowed to be taken at a meeting of the shareholders, may be taken without a meeting only if consents or approvals in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

SECTION 11. Advance Notice of Nominations and Shareholder Proposals.

(1)       Only such persons who are nominated in accordance with the procedures set forth in Section C of Article Six of the Articles of Incorporation shall be eligible to serve as Directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in Section B of Article Nine of the Articles of Incorporation. The Board of Directors may reject any nomination or shareholder proposal submitted for consideration at any meeting of shareholders which is not made in accordance with the provisions of the Articles of Incorporation or which is not a proper subject for shareholder action in accordance with provisions of applicable law.

Alternatively, if the Board of Directors fails to consider the validity of any nomination or shareholder proposal, the presiding officer of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the requirements set forth in the Articles of Incorporation and is a proper subject for shareholder action in accordance with provisions of applicable law and, if any proposed nomination or business is not in compliance with the Articles of Incorporation or not a proper subject for shareholder action, to declare that such defective nomination or proposal be disregarded. The presiding officer of the meeting shall have sole, absolute and complete authority and discretion to decide questions of compliance with the foregoing procedures, and his or her ruling thereon shall be final and conclusive. This provision shall not prevent the consideration and approval or disapproval at the meeting of reports of officers, Directors and committees of the Board of Directors, but, in connection with such reports, no new business shall be acted upon at the meeting unless stated, submitted and received as herein provided.

(2)       Notwithstanding the provisions of Section C of Article Six or Section B of Article Nine of the Articles of Incorporation or the foregoing provisions of this Section 11 of Article II, if the shareholder (or a qualified representative of the shareholder) does not appear at the applicable meeting of shareholders of the Corporation to present such nomination or propose such business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

(3)       Notwithstanding the provisions of Section C of Article Six or Section B of Article Nine of the Articles of Incorporation or the foregoing provisions of this Section 11 of Article II, a shareholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 11 of Article II. Nothing in Section C of Article Six or Section B of Article Nine of the Articles of Incorporation or this Section 11 of Article II shall be deemed to affect any rights of shareholders to request inclusion of proposals in, or the Corporation's right to omit proposals from, the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or any successor provision. The provisions of Section C of Article Six or Section B of Article Nine of the Articles of Incorporation shall also govern what constitutes timely notice for purposes of Rule 14a-4(c) under the Exchange Act or any successor provision.

SECTION 12. Organization.

(a)       Meetings of shareholders shall be presided over by the Chairman of the Board of Directors, if any, or in his or her absence by the Chief Executive Officer, if any, or in his or her absence by a chairman of the meeting, which chairman must be an Officer or Director of the Corporation and must be designated as chairman of the meeting by the Board of Directors. The

Secretary, or in his or her absence an Assistant Secretary, or in his or her absence a person whom the person presiding over the meeting shall appoint, shall act as secretary of the meeting and keep a record of the proceedings thereof.

(b)       The Board shall be entitled to make such rules or regulations for the conduct of meetings of shareholders as it shall deem appropriate. Subject to such rules and regulations of the Board, if any, the person presiding over the meeting shall have the right and authority to convene and adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of the person presiding over the meeting, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to shareholders of record of the Corporation and their duly authorized and constituted proxies and such other persons as the person presiding over the meeting shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulation of the voting or balloting, as applicable, including, without limitation, matters which are to be voted on by ballot, if any. The presiding officer of the meeting shall have sole, absolute and complete authority and discretion to decide questions of compliance with the foregoing procedures, and his or her ruling thereon shall be final and conclusive. The person presiding over the meeting, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if the person presiding over the meeting should so determine and declare, any such matter or business shall not be transacted or considered. Unless and to the extent determined by the Board or the person presiding over the meeting, meetings of shareholders shall not be required to be held in accordance with rules of parliamentary procedure.

ARTICLE III. BOARD OF DIRECTORS

SECTION 1. General Powers. The business and affairs of the Corporation shall be managed by its Board of Directors.

SECTION 2. Number and Tenure. The number of Directors of the Corporation shall consist of such number of Directors as the Board of Directors may from time to time determine; provided, however, that in no event shall the number of Directors be less than three; provided further, that except as otherwise specified in the Corporation's Articles of Incorporation, the number of Directors may be amended by affirmative vote of a majority of the Board of Directors from time to time. The Board of Directors shall be divided into three classes, as nearly equal in number as possible. In the event of any increase in the number of Directors, any additional Directors shall be added to such classes as may be necessary so that all classes shall be as nearly equal in number as possible. In the event of any decrease in the number of Directors, all classes of Directors shall be decreased as nearly equally as may be possible. No reduction in the number of Directors shall affect the term of office of any incumbent Director. Subject to the foregoing, the Board of Directors shall determine the class or classes to which any additional Directors shall be added and the class or classes which shall be decreased in the event of any decrease in the number of Directors. At each annual meeting, Directors shall be elected to hold office for a term of three years, and at each annual meeting of shareholders, the successors to the class of Directors whose terms shall then expire shall be elected for a term expiring at the third succeeding annual meeting after that election. Notwithstanding the foregoing, each Director shall hold office until his successor shall have been elected and qualified or, in the case of a Director elected by the Board to increase the number of Directors as provided in Section 13 below, until the next annual meeting of the shareholders.

SECTION 3. Qualifications. No person shall be qualified to be elected and to hold office as a Director if such person is determined by a majority of the entire Board of Directors to have acted in a manner contrary to the best interests of the Corporation, including, but not limited to, the violation of federal or state law, maintenance of interests not properly authorized and in conflict with the interests of the Corporation or breach of any agreement between that Director and the Corporation relating to his or her services as a Director, employee, or agent of the Corporation. A Director need not be a resident of the State of Missouri or a shareholder.

SECTION 4. Directors Emeritus and Advisory Directors. The Board of Directors may from time to time create one or more positions of Director Emeritus and Advisory Director, and may fill such position or positions for such terms as the Board of Directors deems proper. Each Director Emeritus and Advisory Director shall, upon the invitation of the Board of Directors, have the privilege of attending meetings of the Board of Directors but shall do so solely as an observer. Notice of meetings of the Board of Directors to a Director Emeritus or Advisory Director shall not be required under any applicable law, the Articles of Incorporation, or these Bylaws. Each Director Emeritus and Advisory Director shall be entitled to receive such compensation as may be fixed from time to time by the Board of Directors. No Director Emeritus or Advisory Director shall be entitled to vote on any business coming before the Board of Directors, nor shall he or she be counted as members of the Board of Directors for the purpose of determining the number of Directors necessary to constitute a quorum, for the purpose of determining whether a quorum is present, or for any other purpose whatsoever. In the case of a Director Emeritus or Advisory Director, the occurrence of any event which in the case of a Director would create a vacancy on the Board of Directors, shall be deemed to create a vacancy in such position; but the Board of Directors may declare the position terminated until such time as the Board of Directors shall again deem it proper to create and to fill the position.

SECTION 5. Regular Meetings. The Board of Directors may provide, by resolution naming the time and place, for the holding of regular meetings, within or without the State of Missouri, without other notice than such resolution. Any business may be transacted at a regular meeting.

SECTION 6. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, the President, or any two Directors. Any such special meeting shall be held at the place set out in the resolution for regular meetings or at the registered office of the corporation in Missouri if no such regular meeting place has been set or at such other place, within or without the State of Missouri, as may be specified in the notice of such special meeting.

SECTION 7. Conduct of Meetings. Directors may participate in any meeting of the Board of Directors, or of any committee of the Board of Directors, by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other, and participation in a meeting in this manner shall constitute presence in person at the meeting.

SECTION 8. Notice. Notice of any special meeting shall be given at least twenty-four hours previously thereto by written, oral, facsimile or electronic means. If mailed, such notice shall be deemed to be delivered five days after such notice is deposited in the United States mail, so addressed, with postage thereon prepaid. If personally delivered or given orally, such notice shall be deemed delivered when so delivered or communicated. If given by facsimile or by electronic transmission, such notice shall be deemed to be delivered when transmitted to the last known number or address furnished by the Director. Any Director may waive notice of any meeting as to himself. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

SECTION 9. Quorum. A majority of the number of Directors in office shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the Directors present may adjourn the meeting from time to time. If the meeting is adjourned for more than twenty-four (24) hours, notice of the time and place of the adjourned meeting shall be given to the directors who were not present at the time of the adjournment.

SECTION 10. Manner of Acting. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater number is required by the Corporation's Articles of Incorporation, by these Bylaws, or by law.

SECTION 11. Action Without a Meeting. Any action that may be taken by the Board of Directors at a meeting may be taken without a meeting, provided that all of the Directors sign consents setting forth the action so taken. The written consents shall be filed with the minutes of the meetings of the Board of Directors and shall have the same force and effect as a unanimous vote at a meeting of Directors. This provision applies to committees of the Board of Directors as well, which can act with the unanimous consent of all committee members.

SECTION 12. Resignation. Any Director of the Corporation may resign at any time by giving written notice of such resignation to the Board of Directors, the Chairman of the Board of Directors, the President, or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein or, if no time be specified, upon receipt thereof by the Board of Directors or one of the above-named Officers; and, unless specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 13. Vacancies. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining Directors though less than a quorum of the Board of Directors. A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of Directors may be filled by election by the Board of Directors and shall be added to such class of Directors as may be necessary so that all classes of Directors shall be as nearly equal in number as possible.

SECTION 14. Compensation. Each Director may receive such compensation and be reimbursed for expenses, if any, of attendance at each meeting of the Board of Directors or a Committee thereof as shall be determined by resolution of the Board of Directors. Nothing herein shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

SECTION 15. Presumption of Assent. A Director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his or her dissent shall be entered in the minutes of the meeting or unless he or she shall file his or her written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

SECTION 16. Indemnification of Directors and Officers. The Corporation shall have such powers of indemnification as are provided in its Articles of Incorporation and not inconsistent with the laws of Missouri.

SECTION 17. Executive Committee and Other Committees. The Board of Directors may, by resolution or resolutions passed by a majority of the whole board, designate an executive committee, such committee to consist of three or more directors of the Corporation, which committee, to the extent provided in said resolution or resolutions, shall have and may exercise all of the authority of the Board of Directors in the management of the Corporation; but the designation of such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon the Board or a Director by the General and Business Corporation law of Missouri.

The Board of Directors may also, by resolution or resolutions passed by a majority of the whole board, designate other committees, with such persons, powers, and duties as it deems desirable and as are not inconsistent with law.

SECTION 18. Meetings and Reports of Committees. A committee shall meet from time to time on call of the chairman of the committee or of any two or more members of the committee. Notice of each such meeting, stating the place, date and hour thereof, shall be mailed at least five (5) days before the meeting, or shall be served personally on each member of the committee, or delivered orally or by facsimile or electronic transmission to his address on the books of the Corporation, at least twenty-four (24) hours before the meeting. No such notice need state the business proposed to be transacted at the meeting. No notice of a meeting of the committee need be given to any member who signs a waiver of notice, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such director. No notice need be given of an adjourned meeting of the committee unless the meeting is adjourned for more than twenty-four (24) hours, in which case notice of the time and place of the adjourned meeting shall be given to the members of the committee who were not present at the time of adjournment. Meetings of the committee may be held at such place or places, either within or outside of the State of Missouri, as the committee shall determine, or as may be specified or fixed in the respective notices or waivers thereof. Vacancies in the membership of each committee shall be filled by the Board of Directors at any regular or special meeting of the Board of Directors. A majority of the committee constitutes a quorum for the transaction of business. Every act or decision done or made by a majority of the members of the committee present at a meeting duly held at which a quorum is present shall be regarded as the act of the committee. A committee may fix its own rules of procedure. It shall keep a record of its proceedings and shall report these proceedings to the Board of Directors at or prior to the regular meeting of the Board to be held next after a committee meets.

ARTICLE IV. OFFICERS

SECTION 1. Number and Election. The officers of the Corporation shall be a Chairman of the Board, a President, and a Secretary, each of whom shall be elected by the Board of Directors. In addition, the Board of Directors shall elect and appoint the senior officers of the Corporation including Executive Vice Presidents, Senior Vice Presidents, and such other officers as the Board of Directors may deem appropriate. The President may elect and appoint other officers of the Corporation including Vice Presidents, a Treasurer, assistant officers, and other junior officers. The Board of Directors shall ratify the election and appointment of officers by the President at the first regular meeting of the Board of Directors in each fiscal year. The same person may hold any two or more offices, except those of President and Vice President or President and Secretary. No officer need be a shareholder.

SECTION 2. Term of Office. Each officer shall hold office until the first meeting of the Board of Directors after the next succeeding election of the Board of Directors and until his or her successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

SECTION 3. Removal. Any officer may be removed with or without cause by the Board of Directors whenever, in the judgment of the Board of Directors, the best interests of the Corporation will be served thereby. The President may remove any officer that the President is authorized to appoint and elect in accordance with Section 1 whenever, in the judgment of the President, the best interests of the Corporation will be served thereby. Election or appointment of an officer shall not of itself create contract rights and the Board or President need specify no cause for removal in any such removal. Any such removal shall be without prejudice to the contract rights, if any, of the person so removed.

SECTION 4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, or otherwise may be filled by the Board of Directors. The President may fill a vacancy in any office for which the President is authorized to appoint and elect an officer in accordance with Section 1 of this Article.

SECTION 5. Chairman of the Board. The Chairman shall preside at all meetings of the shareholders and Directors at which he is present and shall perform any other duties prescribed by the Board of Directors or these Bylaws. He shall have full authority in respect to the signing and execution of instruments of the Corporation.

SECTION 6. President. The President shall be the Chief Executive Officer of the Corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the Corporation. He or she shall, if not also Chairman of the Board, preside in the absence of the Chairman of the Board at meetings of the shareholders and of the Board of Directors. He or she may sign, with the Secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation, and he or she may execute all other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by the Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

SECTION 7. The Vice President. In the absence of the President or in the event of his or her death, inability, or refusal to act, the Vice-President (or in the event there be more than one Vice-President, the Vice-Presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. In addition, any Vice-President shall perform such other duties as from time to time may be assigned to him or her by the President or by the Board of Directors.

SECTION 8. The Secretary. The Secretary shall: (a) keep the minutes of the proceedings of the shareholders and of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of the Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized and required; (d) keep a register of the address of each shareholder as furnished by such shareholder; (e) sign with the President certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the Corporation; and (g) in general perform all duties incident to the office of Secretary and such other duties as form time to time may be assigned to him or her by the President or by the Board of Directors, or as prescribed in these Bylaws.

SECTION 9. The Treasurer. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation; (b) receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositaries as the Board of Directors may select; and (c) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or by the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine.

SECTION 10. Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the Corporation.

ARTICLE V. CERTIFICATES FOR SHARES THEIR TRANSFER

SECTION 1. Stock Certificates. The shares of the Corporation shall be represented by certificates, provided, however, that the Board of Directors may provide by resolution that some or all of any classes or series of the Corporation's stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates, and upon request, every holder of uncertificated shares, shall be entitled to have a certificate, in any form approved by the Board of Directors, certifying the number and class of shares owned by the shareholder in the Corporation, signed by the Chairman, the President, or a Vice President and by the Secretary or Treasurer or an Assistant Secretary or Assistant Treasurer of the Corporation and sealed with the seal of the Corporation, which may be facsimile, engraved or printed. If the certificate is countersigned by a transfer agent other than the Corporation or its employee, or by a registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile signature, or may be engraved or printed. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed on the certificate shall have ceased to be an officer, transfer agent, or registrar before the certificate is issued, the certificate may nevertheless be issued by the Corporation with the same effect as if such person were an officer, transfer agent, or registrar at the date of issue.

SECTION 2. Transfer of Stock. The shares of stock of the Corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives. Upon transfer of certificated shares, the old certificates shall be surrendered to the Corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such other persons as the Board of Directors may designate, by whom they shall be cancelled and new certificates shall thereupon be issued. In the case of uncertificated shares, transfer shall be made only upon receipt of transfer documentation reasonably acceptable to the Corporation. Except as otherwise expressly provided by the statutes of the State of Missouri, the Corporation shall be entitled to treat the holder of record of any share or shares of stock as the absolute owner thereof for all purposes and, accordingly, shall not be bound to recognize any legal, equitable, or other claim to or interest in such share or shares on the part of any other person whether or not it or they shall have express or other notice thereof. The Board of Directors shall have the power and authority to make all such rules and regulations as it shall deem expedient concerning the issue, transfer and registration of shares of stock of the Corporation.

SECTION 3. Closing of Transfer Books and Fixing of Record Date. The Board of Directors shall have the power to close the transfer books of the Corporation for a period not exceeding 70 days prior to the date of any meeting of shareholders, or the date for payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares shall go into effect. In lieu of so closing the transfer books, the Board of Directors may fix in advance a record date for the determination of the shareholders entitled to notice of and to vote at any meeting and any adjournment or postponement thereof, or entitled to receive payment of any dividend or any allotment of rights, or entitled to exercise the rights in respect of any change, conversion, or exchange of shares, up to 70 days prior to the date of any meeting of shareholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares shall go into effect. In such case only the shareholders who are shareholders of record on the date of closing the share transfer books, or on the record date so fixed, shall be entitled to receive notice of and to vote at such meeting and any adjournment or postponement thereof, or to receive payment of such dividend, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the date of closing of the transfer books or the record date fixed as aforesaid. If the Board of Directors does not close the transfer books or set a record date for the determination of the shareholders entitled to notice of and to vote any meeting of shareholders, only the shareholders who are shareholders of record at the close of business on the 20th day preceding the date of the meeting shall be entitled to notice of and to vote at the meeting and upon any adjournment or postponement of the meeting, except that if prior to the meeting written waivers of notice of the meeting are signed and delivered to the Corporation by all of the shareholders of record at the time the meeting is convened, only the shareholders who are shareholders of record at the time the meeting is convened, shall be entitled to vote at the meeting and any adjournment or postponement of the meeting.

Section 4. Lost, Stolen, Destroyed or Mutilated Certificates. The holder of any shares of stock of the Corporation shall immediately notify the Corporation and its transfer agents and registrars, if any, of any loss, theft, destruction or mutilation of the certificates representing the same. The Corporation may issue a new certificate or uncertificated shares in place of any certificate theretofore issued by it which is alleged to have been lost, stolen or destroyed and the Board of Directors may require the owner of the lost, stolen or destroyed certificate or the owner's legal representative to give the Corporation a bond in a sum and in a form approved by the Board of Directors, and with a surety or sureties which the Board of Directors finds satisfactory, to indemnify the Corporation and its transfer agents and registrars, if any, against any claim or liability that may be asserted against or incurred by it or any transfer agent or registrar on account of the alleged loss, theft or destruction of any certificate or the issuance of a new certificate or uncertificated shares. The Board of Directors may, however, in its discretion, refuse to issue any such new certificate or uncertificated shares except pursuant to legal proceedings under the laws of the State of Missouri in such case made and provided. A new certificate or uncertificated shares may be issued without requiring any bond when, in the judgment of the Board of Directors, it is proper so to do. The Board of Directors may delegate to any Officer or Officers of the Corporation any of the powers and authorities contained in this section.

Section 5. Transfer Agents and Registrars. The Board of Directors may appoint one or more transfer agents or transfer clerks and one or more registrars which may be banks, trust companies, or other financial institutions located within or without the State of Missouri; may define the authority of such transfer agents and registrars of transfers; may require all stock certificates to bear the signature of a transfer agent or a registrar of transfers, or both; may impose such rules, regulations or procedures regarding uncertificated shares as it deems appropriate; and may change or remove any such transfer agent or registrar of transfers.

ARTICLE VI. FISCAL YEAR

The fiscal year of the Corporation shall begin on the first day of January and end on the thirty-first day of December in each year.

ARTICLE VII. DIVIDENDS

The Board of Directors may, from time to time, declare and the Corporation may pay dividends on its outstanding shares in the manner, and upon the terms and conditions provided by law and its Articles of Incorporation.

ARTICLE VIII. CORPORATE SEAL

The Board of Directors may provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the Corporation and the state of incorporation and the words, "Corporate Seal." The seal shall be in the charge of the Secretary.

ARTICLE IX. WAIVER OF NOTICE

Whenever any notice is required to be given to any shareholder or director of the Corporation under the provisions of these Bylaws or under the provisions of the Articles of Incorporation or under the provisions of the General and Business Corporation law of Missouri, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE X. AMENDMENTS

These Bylaws may be altered, amended, or repealed and new Bylaws may be adopted by a majority of the entire Board of Directors at any regular or special meeting of the Board of Directors, provided that no Bylaw may be adopted or amended so as to be inconsistent with the Articles of Incorporation of the Corporation, or the Constitution or laws of the State of Missouri.

ARTICLE XI. CONSTRUCTION; DEFINITIONS.

Unless the context requires otherwise, the general provisions, rules of construction and definitions in the Articles and the General and Business Corporation Law of Missouri shall govern the construction of these Bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, the term "person" includes both a corporation and a natural person, and the masculine gender includes the feminine gender and vice versa. Any article, section, subsection, subdivision, sentence, clause or phrase of these Bylaws which shall be contrary to or inconsistent with any applicable provisions of law, shall not apply so long as said provisions of law shall remain in effect, but shall result shall not affect the validity or applicability of any other portions of these Bylaws, it being hereby declared that these Bylaws would have been adopted and each article, section, subsection, subdivision, sentence, clause or phrase thereof, irrespective of the fact that any one or more articles, sections, subsections, subdivisions, sentences, clauses or phrases is or are illegal.

ARTICLE XII. CONTROL SHARE ACQUISITIONS

Section 351.407 of the General and Business Corporation Law of Missouri, as amended from time to time (relating to control share acquisitions), shall not apply to control share acquisitions of shares of capital stock of the Corporation.

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AMENDMENTS:

Article XII added effective as of August 13, 1999 by resolution of the Special Committee that was appointed by the Board of Directors of the Corporation at a special meeting of the Board of Directors on August 10, 1999.

Article IV, Sections 1,2,3, and 4 amended in their entirety by unanimous vote at a regular meeting of the Board of Directors held July 26, 2000.

Amended and Restated Bylaws adopted by unanimous vote at a regular meeting of the Board of Directors held January 28, 2004, subject to shareholder approval of certain amendments to the Articles (Amended and Restated Bylaws became effective May 26, 2004 following Annual Meeting of Shareholders and failure of proposal 5).

Article II, Section 8 and Article III, Section 5 amended effective as of September 12, 2008 by resolution of the Special Committee at a special meeting on June 1, 2008, which was appointed by the Board of Directors of the Corporation at a special meeting of the Board of Directors held October 17, 2006.

Article II, Section 8 amended effective as of November 25, 2008 by resolution of the Board of Directors at a special meeting on October 6, 2008.

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